Exhibit 10.4


Registered # 1997-68
                            ARTRA GROUP INCORPORATED
                           12% SECURED PROMISSORY NOTE


$1,000,000.00                                                      June 10, 1997


         THIS NOTE IS ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. IT CANNOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL TO MAKER, AN EXEMPTION THEREFROM IS AVAILABLE.

FOR VALUE RECEIVED, the undersigned, ARTRA GROUP Incorporated, a Pennsylvania corporation with offices at 500 Central Avenue, Northfield, Illinois 60093
("Maker"), promises to pay to Howard R. Conant, on December 10, 1997 (the "Maturity Date"), the principal amount of ONE MILLION DOLLARS and no/100 ($1,000,000.00) in lawful money of the United States of America (the "Principal) together with all accrued interest.

This Note bears simple interest ("Interest") at the annual rate of twelve percent (12%), which is payable on the Maturity Date.

Upon the occurrence of an Event of Default, as defined hereunder, this Note shall bear interest at a rate per annum of thirty-seven percent (37%) from the date of the Event of Default until the Default is cured.

This Note is one of a series of notes (the "Notes"), which may be issued by Maker up to the aggregate principal amount of Eight Million ($8,000,000) Dollars.

1.       Interest.

         Maker will pay Interest on the Maturity Date. Interest on the Note will accrue from the date of delivery of the Note. Interest will be computed on the basis of a 360-day year of twelve 30 day months.





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2.       Method of Payment.

         Maker will pay Principal and Interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. However, Maker may pay Principal and Interest by its check, subject to collection, payable in such money. Payee must surrender this Note to Maker to collect Principal payments.


3.       Security.

         This Note is secured by all of the outstanding shares of common stock of Maker's wholly-owned subsidiary, BCA Holdings, Inc., and such security is evidenced by a Pledge Agreement of even date herewith (the "Pledge Agreement") executed by Maker in favor of Doerge Capital Management, as collateral agent for holders of all the Notes.

4.       Covenants of Maker.

         Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Principal and Interest, it shall comply with the following conditions:

         (a) Maintenance of Existence and Conduct of Business. Maker shall, and shall cause each of its subsidiaries to (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights; and (ii) continue to conduct its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (b) Books and Records. Maker shall, and shall cause each of its subsidiaries to use its reasonable efforts to keep adequate books and records of account with respect to its business activities.

         (c) Insurance. Maker shall use its reasonable efforts to maintain insurance policies insuring such risks as are customarily insured against by companies engaged in businesses similar to those operated by Maker. All such policies are to be carried with reputable insurance carriers and shall be in such amounts as are customarily insured against by companies with similar assets and properties engaged in a similar business.

         (d) Compliance with Law. Maker shall use its reasonable efforts to comply in all material respects with all federal, state and local laws and regulations applicable to it which if breached would have a material adverse effect on Maker's business or financial condition.

5.       Representations and Warranties of Maker.

         Maker represents and warrants that it: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite corporate


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power to carry on its business as now  conducted and to own its  properties  and assets it now owns; (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which ownership of property or the conduct of its business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on its business, prospects, operations, properties, assets or condition (financial or otherwise); (iii) has full power and authority to execute and deliver this Note, and that the execution and delivery of this Note will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; and
(iv) has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this Note, so that upon the execution and delivery of this Note, it shall constitute the valid and legally binding obligation of Maker enforceable in accordance with the terms thereof.

6.       Defaults and Remedies.

         (a) Events of Default. The occurrence or existence of any one or more of the following events or conditions (regardless of the reasons therefor) shall constitute an "Event of Default" hereunder:

                  (i) Maker shall fail to make any payment of Principal or Interest when due and payable or declared due and payable pursuant to the terms hereof;

                  (ii) Maker shall fail at any time to be in material compliance with any of the covenants set forth in Section 4 of this Note, or shall fail at any time to be in material compliance with or neglect to perform, keep or observe any of the provisions of this Note to be complied with, performed, kept or observed by Maker and such failure shall remain uncured for a period of 15 days after notice thereof has been given by Payee to Maker;

                  (iii) Any representation or warranty made in this Note by Maker shall be untrue or incorrect in any material respect as of the date when made or deemed made;

                  (iv) A case or proceeding shall have been commenced against Maker, or any of its subsidiaries, in a court having competent jurisdiction seeking a decree or order in respect of Maker, or any of its subsidiaries, (A) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Maker, or any of its subsidiaries, or any of their respective properties; or (C) ordering the winding-up or liquidation of the affairs of Maker, or any of its subsidiaries,, and such case or proceeding shall remain unstayed or undismissed for a period of


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90  consecutive  days or such court shall enter a decree or order  granting  the relief sought in such case or proceeding;

                  (v) Maker, or any of its subsidiaries, shall (A) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; or (B) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Maker, or any of its subsidiaries, or any of their respective properties; or

                  (vi) the occurrence of an event of default under the terms of (A) the Warrant; and (B) the Pledge Agreement.

         (b) Remedies. If an Event of Default occurs and is continuing, the holders of at least 15% in principal amount of the Notes may declare all of the Notes to be due and payable immediately by notice to Maker.

7.       Maker's Right to Prepay.

         Maker may prepay this Note. In the event that the Note is prepaid prior to the Maturity Date, Maker will incur a prepayment penalty in an amount equal to the amount of interest that would have been due had the Note been held to maturity. Notwithstanding the foregoing, this Note may be prepaid without penalty upon the closing of the sale of Bagcraft Corporation of America.

8.       Acknowledgment of Payee's Investment Representations.

         By accepting this Note Payee acknowledges that this Note has not been and will not be registered under the Act or qualified under any state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon the representations and agreements being made by him herein, this Note is being issued to him pursuant to an exemption from such registration provided by Section 4 (2) of the Act and applicable state securities law qualification exemptions. Payee represents that he is acquiring the Note for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of it for any particular event or circumstance, except selling, transferring or disposing of it only upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. Payee further understands and agrees that no transfer of this Note shall be valid unless made in compliance with the restrictions set forth on the front of this Note, effected on Maker's books by the registered holder hereof, in person or by an attorney duly


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authorized  in writing,  and similarly  noted  hereon.  Maker may charge Payee a reasonable fee for any re registration, transfer or exchange of this Note.

9.       Limitation of Liability.

         A director, officer, employee or stockholder, as such, of Maker shall not have any liability for any obligations of Maker under this Note or for any claim based on, in respect or by reason of such obligations or their creation. Payee, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

10.      Miscellaneous.

         (a) Effect of Forbearance. No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this Note shall operate as a waiver or as an acquiescence in any default.

         (b) Effect of Single or Partial Exercise of Right. No single or partial exercise of any right or remedy by Payee shall preclude any other or further exercise thereof or any exercise of any other right or remedy by Payee.

         (c) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

         (d) Headings. The headings and captions of the various paragraphs herein are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

         (e) Loss, Theft, Destruction or Mutilation. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note, Maker shall make and deliver or caused to be made and delivered to Payee a new Note of like tenor in lieu of this Note.

         (f) Modification of Note or Waiver of Terms Thereof Relating to Payee. No modification or waiver of any of the provisions of this Note shall be effective unless in writing and signed by Payee and then only to the extent set forth in such writing, nor shall any such modification or waiver be applicable except in the specific instance for which it is given. This Note may not be discharged orally but only in writing duly executed by Payee.



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         (g) Notice. All offers,  acceptances,  notices,  requests,  demands and other communications under this Note shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only when delivered in person, via facsimile transmission if receipt thereof is confirmed by the recipient, or, if mailed, when mailed by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other.

         (h) Successors and Assigns. This Note shall be binding upon Maker, its successors, assigns and transferees, and shall inure to the benefit of and be enforceable by Payee and its successors and assigns.

                                      * * *




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         IN WITNESS  WHEREOF,  Maker has caused  this Note to be executed on its behalf by an officer thereunto duly authorized as of the date set forth above.

                                         ARTRA GROUP Incorporated
                                         a Pennsylvania corporation

                                         By:  _______________________________
                                         Title: _____________________________



ATTEST:           ____________________________________
                  Philip E. Ruben, Assistant Secretary